Exhibit 99.1

CONTACT:	Craig Smith
Time America, Inc.
(800) 561-6366 x442
craigs@timeamerica.com

TIME AMERICA ANNOUNCES FOURTH FISCAL QUARTER
AND YEAR-END 2006 RESULTS

SCOTTSDALE, Ariz, August 10, 2006 — Time America, Inc. (OTCBB: TMAM), a leading developer and marketer of time and labor management solutions, today announced unaudited financial results for its fourth fiscal quarter and year ended June 30, 2006.

Revenue for the quarter ended June 30, 2006 was $1,982,822, a 27% increase over revenue of $1,559,143 in the year-ago quarter.  The net loss from operations for the quarter ended June 30, 2006 was $(96,743), compared to a net loss from operations of $(1,137,419) for the year-ago quarter.  The net loss for the quarter ended June 30, 2006 was $(172,801), or $(.01) per basic and diluted share, compared to a net loss of $(1,226,135) or $(.09) per basic and diluted share for the year-ago quarter.

Revenue for the year ended June 30, 2006 was $6,716,150, a 10% increase over revenue of $6,082,238 in the prior year.  The net loss from operations for the year ended June 30, 2006 was $(1,531,268), compared to a net loss from operations of $(1,697,573) for the prior year.  The net loss for the year ended June 30, 2006 was $(1,934,651), or $(.13) per basic and diluted share, compared to a net loss of $(2,020,394) or $(.15) per basic and diluted share for the prior year.

Significant events during the quarter and year that affected our results of operations included the following:

•                  Effective on March 31, 2006, the Company closed on the sale of certain assets associated with the Company’s direct sales business.  Included in other income in the accompanying income statement for the year ended June 30, 2006 is a gain on the sale in the approximate amount of $512,000.

•                  On January 3, 2006, the Company completed a recapitalization with an existing debt holder.  The Company received gross proceeds of $941,000 in the transaction.  In association with the transaction, the Company recorded a loss on extinguishment of the prior debt in the approximate amount of $298,000.

•                  In September 2005, the Company received a contract to provide a custom software and hardware solution to a Fortune 100 company.   The total contract is for $2,150,000, of which the Company recognized revenue of approximately $384,000 in the current quarter and $767,000 in the current year.

•                  The Company is carrying approximately $1,065,000 in additional debt at June 30, 2006 compared to June 30, 2005.  As a result, interest expense in the current quarter and year has increased over the comparable periods in the prior year.

•                  The Company adopted Financial Accounting Standards Boards Statement No. 123 (“FASB 123(R)”) “Share-Based Payment” in the current fiscal year. FASB 123(R) requires all share-based payments to employees and board members, including the grant of stock options, to be recognized in the income statement based on their fair values.  The Company previously presented this expense as a pro forma disclosure.  Non-cash compensation expense of approximately $129,000 was recognized under FASB 123(R) in the current year.

“I am pleased to report the increase in revenue and reductions in operating expenses for fiscal Q4 2006 over the same period in fiscal 2005.  As previously reported, we undertook a process in the last fiscal quarter to divest the majority of the Company’s direct sales operations.  While that transaction took place effective March 31st, we continued to realize sales to certain direct clients in fiscal Q4 2006”, stated Thomas Bednarik, President and CEO of Time America.

Even with the divestiture of the majority of our direct sales operations we still achieved revenue growth of 27% in the quarter compared to the same quarter in fiscal 2005.  This represents the 17th consecutive quarter of revenue growth over prior years’ periods”, continued Bednarik.

Business in the quarter was comprised of 51% from channel operations and 49% direct/partner compared to 58% and 42% respectively, for the same periods last year.  Recurring revenue from the Company’s hosted NETtime application increased 48% overall from the prior year’s quarter.  In the reseller channel, the recurring revenue increased 74% vs. the same period in fiscal 2005.

The Company will hold a conference call today at 4:30 p.m. EDT to discuss its financial results.  To participate, call 800-370-0740 and enter ID code 7710856 five minutes prior to the start of the call.  The call will also be available through August 24, 2006 by calling 877-519-4471 and entering the PIN code: 7710856.

About Time America, Inc.

Time America, Inc. (TMAM.OB) has been providing innovative time and labor management solutions since 1988. By leveraging innovative technology, the Company’s family of software and hardware solutions helps organizations track and transform basic labor data into strategic information that improves workforce productivity and the utilization of labor resources. Time America solutions are used by more than 25,000 companies worldwide including ARAMARK Corporation, Thrifty Rental Car, the Texas Legislative Council and the Mesa Air Group. The Deloitte Technology Fast 500 honored Time America as one of the 500 fastest growing technology companies in North America for 2004 and 2003.

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, and subsequently filed Form 10-QSBs and Form 8-Ks, together with other factors that appear in this press release or in the Company’s other Securities and Exchange Commission filings could affect the Company’s actual results and could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release.

This release and prior releases are available on the Company’s Worldwide Web site at www.timeamerica.com.

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NETtime is a registered trademark of Time America, Inc. All other names are the property of their respective owners.

TIME AMERICA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$615,204	$1,361,717
Accounts receivable — trade, net	2,289,678	1,479,526
Inventory	737,780	477,719
Prepaid expenses and other current assets	315,226	268,373

Total Current Assets	3,957,888	3,587,335

Property and equipment, net	476,313	374,269
Other Assets	197,143	330,882

Total Assets	$4,631,344	$4,292,486

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$930,326	$998,061
Accounts payable	730,356	423,396
Accrued liabilities	739,958	436,180
Deferred revenue	944,372	877,782

Total Current Liabilities	3,345,012	2,735,419

Long-term debt, less current portion	3,343,268	2,210,592

Total Liabilities	6,688,280	4,946,011

Commitments:	-	-

Stockholders’ Equity (Deficit):
Common stock, $.005 par value, 50,000,000 shares authorized, 15,004,404 and 14,251,552 shares issued and outstanding	75,023	71,258
Contributed capital	9,796,973	9,269,497
Accumulated deficit	(11,928,932)	(9,994,280)

Total Stockholders’ Equity (Deficit)	(2,056,936)	(653,525)

Total Liabilities and Stockholders’ Equity (Deficit)	$4,631,344	$4,292,486

TIME AMERICA, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended		Years Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product sales	$1,479,788	$1,117,545	$4,802,715	$4,421,647
Services revenue	503,034	441,598	1,913,435	1,660,591

Total Revenues	1,982,822	1,559,143	6,716,150	6,082,238

Cost of Revenues:
Product	701,174	462,252	2,402,461	1,796,574
Services	189,321	226,500	842,615	779,168

Total Cost of Revenues	890,495	688,752	3,245,076	2,575,742

Gross Profit	1,092,327	870,391	3,471,074	3,506,496

Costs and Expenses:
Sales and marketing	471,011	581,586	2,133,116	2,012,813
Research and development	365,421	410,099	1,496,171	1,405,477
General and administrative	352,638	1,016,125	1,373,055	1,785,779

Total Costs and Expenses	1,189,070	2,007,810	5,002,342	5,204,069

Net Loss from Operations	(96,743)	(1,137,419)	(1,531,268)	(1,697,573)

Other Income (Expense):
Interest expense	(187,281)	(88,914)	(691,835)	(361,840)
Loss on debt extinguishment	-	-	(298,108)	-
Other	108,755	217	573,022	25,991
Interest income	2,468	(19)	13,538	13,028

	(76,058)	(88,716)	(403,383)	(322,821)

Net Loss	$(172,801)	$(1,226,135)	$(1,934,651)	$(2,020,394)

Basic and Diluted Loss per Share	$(0.01)	$(0.09)	$(0.13)	$(0.15)

Weighted Average Number of
Shares Outstanding	15,004,162	13,793,085	14,725,087	13,648,711